UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): June 29, 2010

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure or Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On July 1, 2010, the Board of Directors of Applied DNA Sciences, Inc. (the “Company”) granted nonstatutory stock options under the Company’s 2005 Incentive Stock Plan to the Company’s principal executive officer, principal financial officer and one other named executive officer (the “executive officers”).

The Company will enter into an employee nonstatutory stock option agreement with each of the executive officers:

Name	Award Type	Number of Awards	Exercise Price	Award Plan
James A. Hayward	Nonstatutory Stock Options	10,000,000	$0.06	2005 Incentive Stock Plan
Kurt H. Jensen	Nonstatutory Stock Options	10,000,000	$0.06	2005 Incentive Stock Plan
Ming-Hwa Liang	Nonstatutory Stock Options	10,000,000	$0.06	2005 Incentive Stock Plan

The options granted to the executive officers vested with respect to 25% of the underlying shares on the date of grant, and the remaining will vest ratably each anniversary thereafter until fully vested on the third anniversary of the date of grant.

Item 8.01.  Other Events.

On June 29, 2010, the Company issued a press release to announce that it has customized its first series of “DNA Suits” made in Yorkshire, UK.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On July 6, 2010, the Company issued a press release to announce that it has entered into an agreement with H.W. Sands Corp. (“HW Sands”) whereby the Company and HW Sands will jointly market and sell DNA security-based solutions to clients.  A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of Applied DNA Sciences, Inc., dated June 29, 2010.
99.2	Press Release of Applied DNA Sciences, Inc., dated July 6, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By: /s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: July 6, 2010

EXHIBIT INDEX

Exhibit         Description

99.1	Press Release of Applied DNA Sciences, Inc., dated June 29, 2010.
99.2	Press Release of Applied DNA Sciences, Inc., dated July 6, 2010.